Exhibit 99.1

Investor Relations Department Phone: 1-646-290-6400 TTC Group	Earnings News

FOR IMMEDIATE RELEASE

AROTECH CORPORATION REPORTS RESULTS
FOR THE FOURTH QUARTER AND FULL YEAR, 2010
__________

Net loss slashed more than half on flat revenues –

Backlog at $44.0 million

Ann Arbor, Michigan, March 14, 2011 – Arotech Corporation (NasdaqGM: ARTX), a provider of quality defense and security products for the military, law enforcement and security markets, today reported results for the quarter and full year ended December 31, 2010.

Full Year Results

Revenues for 2010 were $73.7 million, compared to $74.5 million for 2009, a decrease of 1%.

Gross profit for 2010 was $20.6 million, or 28% of revenues, compared to $20.1 million, or 27% of revenues, for 2009, a one point increase in the gross margin percentage.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for the year was $2.9 million, compared to $3.0 million for the corresponding period last year.  Arotech believes that information concerning EBITDA enhances overall understanding of its current financial performance. Arotech computes adjusted EBITDA, which is a non-GAAP financial measure, as reflected in the table below.

The Company reported an operating loss for 2010 of $(774,000), compared to an operating profit of $167,000 in 2009.

The Company’s net loss for 2010 was $(1.1) million, or $(0.08) per share, compared to a net loss of $(3.1) million, or $(0.24) per share, for 2009.

“We are very pleased that we managed to reduce our net loss by over 64% despite a very weak fourth quarter, the result of unexpected delays in certain orders as well as a substantial charge in respect of litigation that was taken in the fourth quarter,” said Arotech Chairman and CEO Robert S. Ehrlich. “We expect most of these orders to be filled in the first half of this year, leading to a modest recovery for the first and second quarter and a more favorable second half of the year,” continued Ehrlich. “Furthermore, our balance sheet improved greatly during the year and there are a number of exciting opportunities unfolding in all of our divisions that we hope to see materialize in 2011 and beyond,” concluded Ehrlich.

( m o r e )

Fourth Quarter Results

Revenues for the fourth quarter reached $17.3 million, compared to $20.9 million for the corresponding period in 2009, a decrease of 17%.

Gross profit for the fourth quarter was $5.1 million, or 29% of revenues, compared to $5.7 million, or 28% of revenues, for the corresponding period in 2009, a one point increase in the gross margin percentage.

Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) for the quarter was $710,000, compared to $634,000 for the corresponding period of 2009, an improvement of nearly 12%.

The Company reported an operating loss for the fourth quarter of $(267,000), compared to an operating profit of $420,000 for the corresponding period in 2009.

The Company’s net loss for the fourth quarter of 2010 was $(431,000), or $(0.03) per share, compared to a net profit of $761,000, or $0.06 per share, for the corresponding period in 2009.

Backlog

Backlog of orders totaled approximately $44.0 million as of December 31, 2010 compared to $55.5 million as of December 31, 2009.

Cash Position at Year End

As of December 31, 2010, the Company had $6.3 million in cash and $1.8 million in restricted cash, as compared to December 31, 2009, when the Company had $1.9 million in cash and $2.0 million in restricted cash.

The Company had trade receivables of $13.8 million as of December 31, 2010, compared to $14.0 million as of December 31, 2009. The Company had a current ratio (current assets/current liabilities) of 1.75, up from the December 31, 2009 current ratio of 1.70.

The Company ended 2010 with $2.5 million in bank debt and $2.4 million in long-term debt outstanding as compared to 2009 when the Company had $4.1 million in bank debt and $4.2 million in long-term debt outstanding.

Conference Call

The Company will host a conference call tomorrow, Tuesday, March 15, 2011 at 11:00 a.m. EDT. Those wishing to access the conference call should dial 1-877-407-0778 (U.S.) or +1-201-689-8565 (international) a few minutes before the 11:00 a.m. EDT start time. A replay of the conference call will be available starting Tuesday, March 15, 2011 at 12:30 p.m. EDT until Tuesday, March 22, 2011 at 11:59 p.m. The replay telephone number is 1-877-660-6853 (U.S) and +1-201-612-7415 (international). The replay ID pass code is 368895 and the account number is 286.

( m o r e )

About Arotech Corporation

Arotech Corporation is a leading provider of quality defense and security products for the military, law enforcement and homeland security markets. Arotech provides multimedia interactive simulators/trainers, lightweight armoring and advanced zinc-air and lithium batteries and chargers. Arotech operates through three major business divisions: Armor, Training and Simulation, and Battery and Power Systems.

Arotech is incorporated in Delaware, with corporate offices in Ann Arbor, Michigan and research, development and production subsidiaries in Alabama, Michigan and Israel.

CONTACT:
Victor Allgeier, TTC Group, (646) 290-6400, vic@ttcominc.com

Except for the historical information herein, the matters discussed in this news release include forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, including the effect of any share repurchases by Arotech. Forward-looking statements reflect management’s current knowledge, assumptions, judgment and expectations regarding future performance or events. Although management believes that the expectations reflected in such statements are reasonable, readers are cautioned not to place undue reliance on these forward-looking statements, as they are subject to various risks and uncertainties that may cause actual results to vary materially. These risks and uncertainties include, but are not limited to, risks relating to: product and technology development; the uncertainty of the market for Arotech’s products; changing economic conditions; delay, cancellation or non-renewal, in whole or in part, of contracts or of purchase orders; dilution resulting from issuances of Arotech’s common stock upon conversion or payment of its outstanding convertible debt, which would be increasingly dilutive if and to the extent that the market price of Arotech’s stock decreases; and other risk factors detailed in Arotech’s most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2009 and other filings with the Securities and Exchange Commission. Arotech assumes no obligation to update the information in this release. Reference to the Company’s website above does not constitute incorporation of any of the information thereon into this press release.

TABLES TO FOLLOW

AROTECH CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Year ended December 31,		Three months ended December 31,
	2010	2009	2010	2009
Revenues	$73,741,478	$74,534,451	$17,329,222	$20,859,453

Cost of revenues, exclusive of amortization of intangibles	53,103,826	54,414,921	12,236,225	15,120,695
Research and development expenses	2,528,967	1,326,755	278,560	13,392
Selling and marketing expenses	5,897,368	4,868,498	1,775,119	1,333,225
General and administrative expenses	11,261,214	12,298,595	2,863,847	3,618,367
Amortization of intangible assets and capitalized software	1,723,871	1,458,802	442,638	353,845
Total operating costs and expenses	74,515,246	74,367,571	17,596,389	20,439,524

Operating profit (loss)	(773,768)	166,880	(267,167)	419,929

Other income	148,384	85,662	43,498	515,080
Allowance for settlements	(303,068)	(1,250,000)	(803,068)	–
Financial expense, net	(107,267)	(1,251,385)	(2,304)	(92,013)
Loss before income tax expenses	(1,035,719)	(2,248,843)	(1,029,041)	842,996

Income tax expenses	(51,500)	(804,966)	597,638	(82,486)
Net profit (loss)	$(1,087,219)	$(3,053,809)	$(431,403)	$760,510

Basic and diluted net loss per share	$(0.08)	$(0.24)	$(0.03)	$0.06
Weighted average number of shares used in computing basic and diluted net loss per share	13,304,039	12,777,867	13,562,729	12,666,702

Reconciliation of Non-GAAP Financial Measure

To supplement Arotech’s consolidated financial statements presented in accordance with U.S. GAAP, Arotech uses a non-GAAP measure, Earnings (Loss) Before Interest, Taxes, Depreciation and Amortization (EBITDA). This non-GAAP measure is provided to enhance overall understanding of Arotech’s current financial performance and its progress towards GAAP profitability. Reconciliation of EBITDA to the nearest GAAP measure follows:

EBITDA
	Year ended December 31,		Three months ended December 31,
	2010	2009	2010	2009
Net Loss (GAAP measure)	$(1,087,219)	$(3,053,809)	$(431,403)	$760,510
Add back:
Financial (income) expense – including interest	107,267	1,251,385	2,304	92,013
Income tax expenses	51,500	804,966	(597,638)	82,486
Depreciation and amortization expense	2,897,497	2,719,260	693,518	655,679
Other non-cash expenses (income)*	896,243	1,293,854	1,043,663	(957,067)
Total adjusted EBITDA	$2,865,288	$3,015,656	$710,444	$633,621
*     Includes stock compensation expense, adjustments to allowances and other non-cash expenses.

#####

( e n d )